Exhibit 3.81

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON ILLEGIBLE THIS OFFICE

OCT 21 2011

/s/ Illegible Signature
SECRETARY OF STATE OF SOUTH CAROLINA

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY

The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Section 33-44-202 and Section 33-44-203 of the 1976 South Carolina Code of Laws, as amended.

1.	The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended, is Rebound Behavioral Health, LLC

2.	The address of the initial designated office of the Limited Liability Company in South Carolina is

2028 Wheat Street
Street Address

Columbia	29205
City	Zip Code

3.	The initial agent for service of process of the Limited Liability Company is

CT Corporation System
Name	Signature

and the street address in South Carolina for this initial agent for service of process is

2 Office Park Court, Suite 103
Street Address

Columbia	29223
City	Zip Code

4.	The name and address of each organizer is

(a)	Robert A. Hanner
	Name

	2028 Wheat Street
	Street Address

	Columbia	29205
	City	Zip Code

5.	☒ Check this box only if the company is to be a term company. If so, provide the term specified:

99 Years

110720-0164 FILED: 07/20/2011
REBOUND BEHAVIORAL HEALTH, LLC
Filling Fee: $110.00 ORIG

Rebound Behavioral Health, LLC
Name of Limited Liability Company

6.	☐ Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

(a)
Name

Street Address

	City	Zip Code

7.	☐ Check this box only if one or more of the members of the company are to be liable for its debts and obligations under Section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9.	Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer:

/s/ Robert A. Hanner
Robert A. Hanner
Date:	7/19/11